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                                                                     EXHIBIT 5.1



                                 June 1, 1998



Ragen MacKenzie Group Incorporated
999 Third Avenue, Suite 4300
Seattle, WA  98104

Gentlemen and Ladies:

     We have acted as counsel to you in connection with the proceedings for the authorization and issuance by Ragen MacKenzie Group Incorporated (the "Company") of up to 1,462,500 shares (the "Company Shares") of the Company's common stock, $.01 par value per share (the "Common Stock"), and the sale of up to 787,500 shares of the Common Stock (the "Selling Shareholder Shares") offered by certain of the Company's shareholders (the "Selling Shareholders"), together with an additional 337,500 shares of Common Stock if and to the extent the underwriters exercise an over-allotment option granted by the Selling Shareholders (the "Over-Allotment Shares"), and the preparation and filing of a registration statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), which you are filing with the Securities and Exchange Commission with respect to the Company Shares, the Selling Shareholder Shares and the Over-Allotment Shares (collectively, the "Shares").

     We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed necessary for the purpose of this opinion. Based upon the foregoing, we are of the opinion that upon the happening of the following events:

     (a) the filing and effectiveness of the Registration Statement and any amendments thereto;

     (b) due action by the Selling Shareholders authorizing the sale of the Selling Shareholders Shares;

     (c) due execution by the Company and registration by its registrar of the Shares.
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June 1, 1998
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     (d)  the offering and sale of the Shares as contemplated by the
          Registration Statement and in accordance with the resolutions of the Board of Directors of the Company authorizing the sale and issuance of the Company Shares and the aforesaid shareholder authorizations; and

     (e) receipt by the Company and the Selling Shareholders of the consideration required for the Shares contemplated by the Registration Statement,

the Shares will be duly authorized, validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto, including any and all post-effective amendments and any registration statement relating to the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to the reference to our firm in the Prospectus of the Registration Statement under the heading "Legal Matters." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                              Very truly yours,

                              /s/ PERKINS COIE LLP

                              Perkins Coie LLP


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